UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

NuPathe Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Restatement of Certificate of Incorporation
On August 11, 2010, NuPathe Inc. (the “Company”) filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.
The Restated Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation, as amended, to, among other things: (i) authorize 90,000,000 shares of common stock; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders; (v) provide that special meetings of stockholders may be called only by the chairman of the board of directors, the chief executive officer or the board of directors acting pursuant to a resolution adopted by a majority vote of the Whole Board; and (vi) amend the provisions relating to the limitation on liability of directors of the Company. The “Whole Board” is defined in the Restated Certificate as the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Restatement of Bylaws
Effective August 11, 2010, in connection with the closing of the IPO, the Company adopted restated bylaws, which the Company’s board of directors and stockholders previously approved.
The restated bylaws, among other things: (i) prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders; (ii) provide that special meetings of stockholders may be called only by the chairman of the board of directors, the chief executive officer or the board of directors acting pursuant to a resolution adopted by a majority vote of the Whole Board; (iii) provide notice requirements for meetings of stockholders; (iv) establish advance notice requirements for nominations for election to the board of directors and for proposals to be acted upon at stockholder meetings; (v) set forth the rights, powers and manner of acting of the board of directors and officers of the Company; (vi) provide for the creation of committees of the board of directors; (vii) provide for the indemnification of directors and officers, and allow the indemnification of employees and agents, to the fullest extent permitted by law; and (viii) permit the procurement of insurance for any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to the Company, regardless of whether the Company’s bylaws permit such indemnification. The “Whole Board” is defined in the restated bylaws as the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

The foregoing description is qualified in its entirety by reference to the Company’s restated bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of NuPathe Inc.

3.2	Bylaws of NuPathe Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE INC.
By:	/s/ Jane H. Hollingsworth
Jane H. Hollingsworth
Chief Executive Officer

Dated: August 12, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of NuPathe Inc.

3.2	Bylaws of NuPathe Inc.